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                                                                     EXHIBIT 4.3

                          FIFTH SUPPLEMENTAL INDENTURE
                                       TO
                                MASTER INDENTURE

            FIFTH SUPPLEMENTAL INDENTURE TO MASTER INDENTURE, dated as of September 16, 2004 (this "Supplemental Indenture"), between FNANB CREDIT CARD MASTER NOTE TRUST, a statutory trust organized and existing under the laws of the State of Delaware (the "Issuer"), and JPMORGAN CHASE BANK, a bank organized and existing under the laws of the State of New York ("JPMorgan"), not in its individual capacity, but solely as Indenture Trustee (together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "Indenture Trustee").

                             PRELIMINARY STATEMENTS

            WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture dated as of July 1, 2002 (as supplemented, the "Master Indenture") relating to the issuance of asset backed notes by the FNANB Credit Card Master Note Trust; and

            WHEREAS, the Issuer and the Indenture Trustee are entering into this Supplemental Indenture to amend the Master Indenture as set forth herein;

            NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Issuer and the Indenture Trustee agree as follows:

            Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Supplemental Indenture that are defined in the Master Indenture have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Supplemental Indenture.

            Section 2. Amendment of Section 4.3. Section 4.3 subsection (c)(i) of the Master Indenture shall be and hereby is amended by deleting the parenthetical provision "(such deposit to be made from other than the Transferor's funds)" from such subsection.

            Section 3. Incorporation of Master Indenture. The Master Indenture as amended by this Supplemental Indenture is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Master Indenture, the terms and provisions of this Supplemental Indenture shall govern. After the date hereof, any reference to the Master Indenture shall mean the Master Indenture as amended by this Supplemental Indenture.
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            Section 4. Ratification of Master Indenture. As amended by this
Supplemental Indenture, the Master Indenture is in all respects ratified and confirmed, and the Master Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

            Section 5. Counterparts. This Supplemental Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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            IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be duly executed by their respective officers as of the day and year first above written.

                                  FNANB CREDIT CARD MASTER NOTE TRUST,
                                  as Issuer

                                  By: WILMINGTON TRUST COMPANY,
                                  not in its individual capacity but solely as
                                  Owner Trustee

                                  By: /s/ Janel R. Havrilla
                                      ______________________________
                                       Name:  Janel R. Havrilla
                                       Title: Financial Services Officer


                                  JPMORGAN CHASE BANK,
                                  not in its individual capacity but solely as Indenture Trustee

                                  By: /s/ Daniel C. Brown, Jr.
                                      ______________________________
                                       Name:  Daniel C. Brown, Jr.
                                       Title: Vice President

Acknowledged and Accepted:

FLEET BANK (RI), NATIONAL ASSOCIATION,
as Transferor and as Servicer

By: /s/ Henry W. Fulton, III
    ________________________________
     Name:  Henry W. Fulton, III
     Title: President

Consent Enhancement Provider:

AMBAC ASSURANCE CORPORATION,
as Enhancement Provider with respect to
all outstanding Series hereby consent to this Supplemental Indenture.

AMBAC ASSURANCE CORPORATION

By: /s/ Aaron T. Pisacane
    _______________________________
     Name:  Aaron T. Pisacane
     Title: Vice President